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Exhibit 10.38

Douglas Dynamics, Inc.
2013 Annual Incentive Plan

1)
The Douglas Dynamics, Inc. Annual Incentive Plan ("Plan") is designed to provide an opportunity for the President and the other named executive officers of the Company selected to participate in the Plan (collectively, the "Participants") to earn a cash bonus upon the achievement of the performance targets established under the Plan.

a)
The performance metrics and weightings used under the Plan will be approved by the Compensation Committee of the Board of Directors (the "Committee"), which has the authority to change the performance metrics and/or weightings used under the Plan each year:

i)
Operating Income—70% weighting

ii)
Free Cash Flow ("FCF")—30% weighting

b)
Target Bonus:

i)
President—100% of annual base salary

ii)
Other Participants—75% of annual base salary

c)
Plan will be subject to overall maximum bonus:

i)
President—150% of annual base salary

ii)
Other Participants—125% of annual base salary

  Notwithstanding anything herein to the contrary, the Committee has the authority to change the target and maximum bonuses under the Plan for subsequent years.

2)
Operating Income

a)
For purposes of the Plan, Operating Income is defined as adjusted EBITDA less depreciation, plus other expense, adjusted for non recurring expenses, as approved by the Committee

b)
Targeted Operating Income will be set annually by the Committee

c)
Performance is measured by the degree to which Operating Income achieves, exceeds, or falls short of, Targeted Operating Income

d)
Achievement of Targeted Operating Income will result in a bonus as a % of annual base salary equal to the Target Bonus multiplied by the weighting of the Operating Income metric. For 2013 this would result in a bonus of:

i)
President—70% of annual base salary (100% target × 70% weighting)

ii)
Other Participants—52.5% of annual base salary (75% target × 70% weighting)

e)
If Operating Income falls below 50% of Targeted Operating Income, no Operating Income bonus will be earned

f)
If Operating Income falls between 50% and 100% of Targeted Operating Income, bonus earned will be reduced linearly from the amount determined under Section 2(d) for each 1% reduction in Operating Income below Targeted Operating Income. For 2013, the reduction would be as follows for each 1% reduction in Operating Income below Targeted Operating Income:

i)
1.4%% for President

ii)
1.05% for Other Participants

  g)
  If Operating Income exceeds Targeted Operating Income, the Operating Income bonus earned will be increased linearly for each 1% increase in Operating Income above Targeted Operating Income by 1.4% (for both President and other Participants)

3)
Free Cash Flow (FCF)

a)
For purposes of the Plan, FCF is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non recurring items, as approved by the Committee

b)
Targeted FCF will be set annually by the Committee

c)
Performance is measured by the degree to which FCF achieves, exceeds, or falls short of, Targeted FCF

d)
Achievement of Targeted FCF will result in a bonus as a % of annual base salary equal to the Target Bonus multiplied by the weighting of the FCF metric. For 2013 this would result in a bonus of:

i)
President—30.0% of annual base salary (100% target × 30% weighting)

ii)
Other Participants—22.5% of annual base salary (75% target × 30% weighting)

e)
If free cash flow falls below $9.5 million, then no FCF bonus will be earned

f)
If FCF falls between $9.5 million and Targeted FCF, then the bonus earned will be reduced linearly from the amounts determined under Section 3(d), which, for 2013 would be:

i)
President—the FCF bonus reduced linearly from 30% to 0% of annual base salary

ii)
Other Participants—the FCF bonus reduced linearly from 22.5% to 0% of annual base salary

g)
If FCF exceeds Targeted FCF, then the FCF bonus earned will be increased linearly for each $1 million increase in FCF above Targeted FCF by 0.833% (for both President and other Participants)

4)
Overall Bonus Earned

a)
For 2013, the total bonus that may be earned under the Plan is subject to a cap:

i)
President—150% of annual base salary

ii)
Other Participants—125% of annual base salary

  As noted above, the Committee has the authority to change the maximum bonuses under the Plan for subsequent years.

QuickLinks

  Exhibit 10.38
Douglas Dynamics, Inc. 2013 Annual Incentive Plan